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                            STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is entered into on December 7, 1995, by and between Kleer-Vu Industries, Inc., a Delaware corporation (hereinafter referred to as "Buyer"), and Mr. W. Blake Winchell, an individual residing in the State of California (hereinafter referred to as "Seller").

                                R E C I T A L S

          WHEREAS, Seller owns one hundred percent (100%) of the issued and outstanding shares of both The Channel Group, Inc., a California corporation, consisting of ten (10) shares of common stock, and Style Frames, Inc., a California corporation, consisting of ten thousand (10,000) shares of common stock (collectively, the "Companies," and the "Shares"), and desires to sell said Shares to Buyer on the terms and conditions contained herein; and

          WHEREAS, Buyer is willing to purchase all of the Shares owned by Seller in the Companies on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                               A G R E E M E N T

          1.   PURCHASE OF STOCK.

               a. AGREEMENT TO PURCHASE. Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, on January 2, 1996 (the "Closing" and the "Closing Date"), all of the outstanding Shares in the Companies held by Seller on the terms and conditions set forth herein. The Closing shall take place at a location to be mutually agreed upon by the parties, or if no agreement is reached, at 10:00 a.m. at the law offices of Bronson, Bronson & McKinnon, 505 Montgomery Street, San Francisco, California.

               b. PURCHASE PRICE. The consideration to be paid or given at the Closing to acquire the Shares shall be:

                    (1)  One Dollar ($1.00); plus


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                    (2)  The assumption by Buyer of the financial obligations
the Companies have, as described in Paragraph 3 below, to: (a) Wells Fargo Bank, N.A., or its successor institution ("WFB"); and (b) Heller First Financial Corporation, a Delaware corporation, or its successor institution ("Heller"), with respect to any loans, line(s) of credit, or other credit extensions or other financial obligations which the Companies may have to either WFB or Heller, said assumption not to exceed One Million Dollars ($1,000,000) of principal in the aggregate, plus all costs, charges and fees of any kind associated with a default of the same; and

                    (3) Buyer's full indemnification, as described below in Paragraph 4, of Seller with respect to the personal liability which Seller may have to WFB or Heller with respect to any loans, line(s) of credit, or other credit extensions or other financial obligations which the Companies may have to either WFB or Heller, said indemnification obligation not to exceed One Million Dollars ($1,000,000) of principal with respect to such obligations in the aggregate, plus all costs, charges and fees of any kind associated with a default of the same.

               c. DELIVERY OF SHARE CERTIFICATES. At the Closing, Seller shall deliver to Buyer the share certificates representing the Shares to be purchased by Buyer hereunder, together with executed endorsements thereon or stock transfer assignments thereto sufficient to transfer ownership of all of such shares to Buyer. Upon the receipt by Buyer of said share certificates properly endorsed for transfer, Buyer agrees that: (i) it will deliver to Seller the cash consideration provided for in Paragraph 1.b above; (ii) it will have automatically, and without further action of any kind, assumed all financial obligations associated with the Companies, as described in Paragraph 3 below; and (iii) it will be fully and unconditionally obligated to indemnify Buyer as described below in Paragraph 4 hereof.

               d. CONDITIONS TO CLOSE/LIQUIDATED DAMAGES. The parties agree that Buyer's compliance with, and satisfaction of, the requirements set forth in Paragraph 1(b)(2) and 1(b)(3) above shall be a condition to Seller's obligation to close, with compliance to be determined by Seller in Seller's sole and absolute discretion, and that a failure on the part of Buyer to satisfy the requirements set forth in Paragraph 1(b)(2) and 1(b)(3) above shall result in substantial damages to Seller. Accordingly, in the event Buyer fails to satisfy the requirements set forth in Paragraph 1(b)(2) and 1(b)(3) on the Closing Date to Seller's satisfaction, Buyer agrees to pay to Seller, as liquidated damages and not as a penalty, an amount equal to the sum of amounts due and payable by the Companies as of the Closing Date to WFB and Heller, plus all costs, charges and fees associated with a default of the same. Buyer acknowledges and agrees that the foregoing liquidated damages amount is reasonable and fair and does not serve as or constitute a penalty of any kind to Buyer.

                                                  BUYER TO INITIAL HERE:
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               e.   ELIMINATION OF SELLER'S PERSONAL LIABILITY.  Buyer further agrees, notwithstanding anything contained herein to the contrary, that Buyer shall use its best efforts to promptly negotiate separate agreements with Heller and WFB by which Heller and WFB will remove and/or extinguish any and all security interests or other encumbrances of any kind (e.g., agreements regarding pledged property or property held as collateral for the repayment of the amounts due to WFB and Heller) which may exist in favor of WFB or Heller with respect to Seller's personal assets, and substitute therefore, if necessary, Buyer's assets as collateral or security for such indebtedness.

          2. WARRANTIES AND REPRESENTATIONS. Each party hereby warrants, represents to and agrees with the other as follows:

               a. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Seller as follows: (i) Buyer is a corporation duly organized and existing under the laws of the State of Delaware and is in good standing under such laws; (ii) all corporate actions on the part of Buyer, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by Buyer has been taken or will be taken prior to the Closing Date; and (iii) this Agreement, when executed and delivered by Buyer, shall constitute a valid and binding obligation of Buyer enforceable in accordance with its terms.

               b. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Buyer as follows: (i) Seller is authorized to enter into and perform this Agreement and has complete and absolute title to the Shares being purchased by Buyer hereunder and such Shares constitute all of the shares of capital stock of any kind or nature whatsoever in the Companies; (ii) subject to the rights of those creditors of Seller described in Paragraph 4 below regarding Buyer's indemnification obligations, Seller's title to said Shares is free and clear of any liens, charges or encumbrances, and by Seller's sale to Buyer of said Shares, Seller warrants that Buyer shall receive good and absolute title thereto, free from any liens, charges or encumbrances thereon; and (iii) the principal and unpaid interest, if any, currently due and owing to WFB and Heller is, in the aggregate, an amount not in excess of One Million Dollars ($1,000,000).

          3. BUYER'S ASSUMPTION OF DEBTS, OBLIGATIONS AND LIABILITIES OF THE COMPANIES . Buyer shall, upon the transfer of the Shares to Buyer at the Closing, assume the obligations of the Companies with respect to the loans, line(s) of credit, or other credit extensions or other financial obligations which the Companies may have to either WFB or Heller, said assumption not to exceed One Million Dollars ($1,000,000) of principal in the aggregate, plus all costs, charges and fees of any kind associated with a default of the same. Consistent with the foregoing, Buyer shall also, upon the transfer of the Shares to Buyer at the


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Closing, take any and all actions which may be necessary or appropriate, as determined by Buyer's Chief Executive Officer, to cause Buyer to assume the indebtedness, obligations or liabilities described above in this Paragraph.

          4. INDEMNIFICATION. Upon the transfer of the Shares to Buyer at the Closing, Buyer shall indemnify and hold Seller, as well as the directors, officers, agents, representatives and employees of Seller, and their respective successors, assigns, heirs and legal representatives, free and harmless from and against any and all personal liability, of any kind whatsoever, which Seller may have with respect to, or which may arise from, the extension of credit or the lending of monies to the Companies by either WFB or Heller.

          5. ADDITIONAL DOCUMENTS. Each party agrees to execute and deliver, at the request of the other, any and all such documents or other written instruments as may be reasonably necessary or appropriate to carry out and effectuate the purpose of this Agreement.

          6.   MISCELLANEOUS.

               a. NO AGENTS OR BROKERS. Buyer and Seller both represent that neither of them has employed any broker or entered into any agreement for the payment of any fees, compensation, or expenses to any firm, person, or corporation in connection with this transaction, and agree that each shall indemnify the other against any such fees, compensation, or expenses that may be suffered by reason thereof, including any claim for a finder's fee.

               b. AMENDMENTS/APPLICABLE LAW. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of California, without regard to that body of law known as conflicts of law.

               c. ATTORNEYS' FEES. In the event of any litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the court to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

               d. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.


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               e.   NO STRICT CONSTRUCTION/PARAGRAPH HEADINGS/SEVERABILITY.  The
language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

               f. NONWAIVER. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

               g. SEVERABILITY. In the event any provision or portion of a provision of this Agreement is held to be invalid, void or unenforceable, the rest of the Agreement shall, nonetheless, remain in full force and effect and shall in no way be affected, impaired, or invalidated.

               h. SURVIVAL OF PARAGRAPHS 2, 3 AND 4. Notwithstanding anything contained herein to the contrary, the provisions of Paragraphs 2, 3 and 4 shall survive and be enforceable after the execution of this Agreement and after the Closing.

               i. VENUE/FORUM SELECTION/SERVICE OF PROCESS. The parties hereto: (i) agree that any disputes shall be heard in and by any state or federal court located within the County of San Francisco, State of California;
(ii) hereby waive any objection to jurisdiction of said courts with respect to any action instituted against them as provided herein; and (iii) agree not to assert any defense based on lack of jurisdiction or argue that said courts are a "forum non conveniens." Each party hereto also waives personal service of any and all process upon it and consents that all such service of process shall be made by certified mail directed to said party at the address set forth below the signature of each party's authorized representative.

               j. NOTICES. Except as may be otherwise provided for herein, all notices and other communications provided for in this Agreement, if any, shall be given or made by certified or registered mail (return receipt requested), or delivered personally or by an established overnight express delivery service (e.g., DHL, FedEx) to the address set forth below (or such other address as may be designated by any method permitted by this subparagraph 6(j). All such communications shall be deemed to have been duly given when delivered, personally or by an established overnight express delivery service, or seven (7) days after mailing (via certified or registered mail) postage prepaid, to the address set forth below.


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          If to Seller:            Mr. W. Blake Winchell
                                   10 Arastradero
                                   Portola Valley, CA 94028

          If to Buyer:             Kleer-Vu Industries, Inc.
                                   921 West Artesia Blvd.
                                   Compton, CA 90220

               k. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties respecting the sale of the Shares to Buyer, and supersedes all prior understandings, previous negotiations, and any memoranda or understanding with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.

"Buyer"                                      "Seller"

Kleer-Vu Industries, Inc.,                   W. Blake Winchell
a Delaware corporation


By:  /s/ H. P. Park                          /s/ W. Blake Winchell
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Its: Chairman                                W. Blake Winchell
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